NEWS RELEASE	Contact: Lisa Mayr
For immediate release	Vice President, Investor
July 25, 2007	Relations and Capital Markets
(703) 744-1787

SUNRISE ANNOUNCES EXPLORATION OF STRATEGIC ALTERNATIVES

Provides Update on Pending Restatement and Related Matters
Provides Update on Legal Proceedings in Form 8-K Filing

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today announced that its board of directors has decided to explore strategic alternatives intended to enhance shareholder value, including a possible sale of the Company. A committee of non-management directors, originally established in April 2007 to explore strategic alternatives, has engaged Citigroup Global Markets Inc. to act as its financial advisor. The committee, with the assistance of its legal and financial advisors, will consider and review the terms and conditions of any transaction and make a recommendation to the full board. There can be no assurance that the exploration of strategic alternatives will result in any sale transaction.

“For more than 25 years, both as a private and a public company, Sunrise has pioneered new senior living options that have improved the quality of life for hundreds of thousands of seniors and their families,” said Paul Klaassen, founder, chairman and CEO of Sunrise Senior Living. “As the committee of non-management directors explores strategic alternatives, the Sunrise team remains committed to serving our residents and their families, while simultaneously working to enhance shareholder value.”

The Company does not expect to disclose additional details unless and until its board of directors has approved a specific transaction.

Update on Pending Restatement and Related Matters

The Company today also provided an update on its pending financial restatement and related matters. As previously disclosed, the Company is undergoing a restatement of its financial statements for the years ended December 31, 2003, 2004 and 2005, which will be included in an amendment to the Company’s previously filed 2005 Form 10-K.   In addition, as previously disclosed, the board of directors has appointed a special independent committee to review certain insider sales of Sunrise stock, the Company's historical practices related to stock option grants and the facts and circumstances relating to the historical accounting treatment of certain categories of transactions in the pending restatement of the Company's financial statements, and to make recommendations to the board regarding any necessary remedial measures, including those pertaining to internal controls and processes over financial reporting that it may determine to be warranted. The special independent committee has retained independent outside legal counsel to assist in its review.

Sunrise is unable at this time to provide the precise impacts of the restatement because the restatement has not yet been finalized, but currently estimates that the cumulative impact of the restatement will reduce net income for all periods impacted, including 1999 through 2005, by approximately $120 million to $125 million (excluding any adjustment to non-cash stock compensation expense as described below). The increase in this range from the previously disclosed range of $98 million to $107 million is due primarily to the deferral of approximately $14 million of income (after tax) related to a change in the timing of gain recognition for the sale of real estate in 2004 for which Sunrise provided an 18-month guarantee. This guarantee expired in June 2006 and the deferral was reversed in 2006. This adjustment did not affect cash flow, as cash was received several years earlier at the time of the original transaction.

Approximately 42 percent of the $120 million to $125 million estimated cumulative impact of the restatement adjustments relates to periods prior to 2003 and, therefore, will be reflected as a reduction in the opening balance of retained earnings for 2003 in the Company’s restated financial statements when filed. The Company continues to expect that the substantial majority of the cumulative impact reflected in this range will be recaptured during the three-year period 2006-2008. Approximately $37 million of the net income reduction attributable to the adjustments has already been recaptured as a result of refinancings and other transactions that occurred in 2006 and the first two quarters of 2007. Sunrise reiterated that the restatement does not affect Sunrise’s cash flow or the cumulative amount of profits and losses it generates from its partnerships or sales of real estate.

Additional adjustments to the Company’s restated financials will also include the following:

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An adjustment to net income to address errors related to non-cash stock compensation expense, primarily with respect to a September 1998 option repricing for almost 300 employees. The Company now believes it should have used as the measurement date for this repricing the date that each employee acknowledged the repricing in writing, instead of the date on which the stock option committee of the board approved the repricing. Due to the fact that the stock price increased between the date the stock option committee approved the repricing and the employees returned their repricing acknowledgements, and the fact that certain acknowledgments were returned after the date that FIN 44, Accounting for Certain Transactions Involving Stock Compensation, became applicable to repricings, the Company will recognize non-cash stock compensation expense related to the 1998 repricing. The Company is in the process of quantifying the amount of the non-cash stock compensation expense related to the 1998 repricing and certain other stock option grants, which amount is likely to be material.

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Equal adjustments to revenue and expense related to reimbursable community contract expenses that have no impact on net income. In accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, Sunrise reports expenses incurred on behalf of owners where Sunrise is the primary obligor as “community contract services reimbursement revenues” and “reimbursable community contract services expenses” in Sunrise’s consolidated statements of income. As previously disclosed, as part of the restatement the Company will make equal adjustments to both of these income statement line items to exclude expenses for which Sunrise, as manager, is not responsible. Sunrise previously included substantially all costs incurred by the communities in these line items, including costs that did not relate to the management of the community such as interest expense, real estate taxes, depreciation, ground lease expense and bad debt expense. Adjustments to the reimbursement revenues and corresponding reimbursable expenses do not impact the Company's net income because the adjustment will reduce both revenue and expense by an equal amount. For the period 2003 through 2005, the Company currently estimates that both previously reported community contract services reimbursement revenues and expenses will be reduced by a total of approximately $600 million for the three-year period. These revenue/expense impacts will be reduced if additional ventures are consolidated, as described below. This adjustment has no impact on management fees recorded in the income statement or on the measure “revenues under management” which the Company has historically included in its quarterly releases and investor presentations.

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Revenues and expenses could also be adjusted to reflect the consolidation of additional ventures. As previously disclosed, two previously unconsolidated Sunrise development ventures (six communities) and three previously unconsolidated Greystone development ventures (three communities) will be consolidated at December 31, 2005 as part of the restatement. The Company is continuing to review with Ernst & Young LLP, the Company's independent registered public accountants, whether any other previously unconsolidated ventures will also need to be consolidated.

The information contained in this press release regarding the Company’s pending restatement remains subject to completion by the Company of its review, to completion of the special independent committee review and to completion by Ernst & Young LLP of its audit. As such, this information is not final or complete and remains subject to change, possibly materially. Further, as previously disclosed, the Company will need to clear open comments received from the SEC staff on the Company’s previously filed 2005 Form 10-K and other reports before filing restated financial statements with the SEC in an amended 2005 Form 10-K. Such process could also result in material changes to the information presented herein. The Company cannot currently predict when it will be able to file its amended 2005 Form 10-K with the SEC. The Company similarly cannot currently predict when it will file its 2006 Form 10-K, Form 10-Qs for the first three quarters of 2006, Form 10-Q for the first quarter of 2007 and Form 10-Qs for subsequent quarters in 2007 that are delayed, although these filings necessarily will occur subsequent to completion of an amended 2005 Form 10-K.

Update on Legal Proceedings

The Company provided an update on legal proceedings in a Form 8-K filed with the SEC earlier today, including with respect to the CGB Occupational Therapy, Inc. litigation, settlement of the Bellaire litigation, an investigation by the Department of Health and Human Services Office of Inspector General of the Company’s Trinity Hospice, Inc. subsidiary covering certain periods prior to the Company’s acquisition of Trinity and involving three Trinity locations, the SEC investigation, pending putative class action and derivative litigation and a recently filed suit seeking a court order requiring that Sunrise hold its 2007 annual meeting of shareholders within forty-five days after the date on which any such court order is entered.

Sunrise Announces Conference Call Date for Second Quarter 2007 Selected Financial and Operating Data

The Company plans to hold a conference call and report its second quarter of 2007 preliminary selected financial and operating data on or about August 15, 2007.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people. As of March 31, 2007, Sunrise operated 444 communities in the United States, Canada, Germany and the United Kingdom, with a combined capacity for more than 52,000 residents. At quarter end, Sunrise also had 42 communities under construction in these countries with a combined capacity for more than 6,300 additional residents. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing, rehabilitative and hospice care. Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release - including matters relating to the pending restatement of the Company’s historical financial statements and matters relating to the filing of the amendment to the Company’s 2005 Form 10-K, filing of its 2006 Form 10-K and filing of its 2006 and 2007 Form 10-Qs -- may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that its expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, completion of the Company’s restatement of its historical financial statements, identification of any additional matters requiring restatement, the length of time needed for Sunrise to complete the restatement and for Ernst & Young LLP to complete its procedures for any reason, including the detection of new errors or adjustments, the time required for the special independent committee to complete its review and for the Company to clear comments with the SEC, the findings of the special independent committee review, the time required for the Company to prepare and file an amended 2005 Form 10-K and its Form 10-Qs for the first three quarters of 2006, its 2006 Form 10-K and its Form 10-Q for the first quarter of 2007 and its Form 10-Qs for subsequent quarters in 2007 that are delayed, the outcome of the SEC’s investigation, the outcome of pending putative class action and derivative litigation, the outcome of the Trinity OIG investigation, the possible delisting of the Company’s stock from the NYSE in the event the NYSE does not grant the Company an extension of trading in September 2007 or at the expiration of any additional trading extension period, the Company’s ability to comply with the terms of the amendment of its bank credit facility or to obtain a further extension of the period for providing the lenders with required financial information, development and construction risks, acquisition risks, licensing risks, business conditions, competition, changes in interest rates, the Company’s ability to manage its expenses, market factors that could affect the value of the Company’s properties, the risks of downturns in general economic conditions, satisfaction of closing conditions, availability of financing for development and acquisitions and other risks detailed in the Company's annual report on Form 10-K filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.